                              GARTMORE MUTUAL FUNDS
                                        &
                        GARTMORE VARIABLE INSURANCE TRUST
                                 CODE OF ETHICS
                                       FOR
                            SENIOR FINANCIAL OFFICERS

                            (AS AMENDED AND RESTATED
                            AS OF SEPTEMBER 18, 2003)

     I. INTRODUCTION

         SECTION 406 OF THE SARBANES-OXLEY ACT OF 2002. The Board of Trustees of each of Gartmore Mutual Funds ("GMF") and Gartmore Variable Insurance Trust ("GVIT") (GMF and GVIT hereinafter referred to collectively as the "Company") has adopted this code of ethics (this "Code") to comply with Item 2 of Form N-CSR,(1) which implements Section 406 of the Sarbanes-Oxley Act of 2002 (the "2002 Act"). Section 406 of the 2002 Act requires disclosure by management investment companies that are registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), concerning a code of ethics for senior financial officers of these investment companies.

         COVERED PERSONS UNDER THE CODE. This Code of the Company is applicable to the Company's chief executive officer (the "CEO") and the Company's senior financial officers (e.g., the Company's treasurer and assistant treasurers) (said CEO and senior financial officers hereinafter referred to collectively as the "Covered Officers"). See Exhibit A to this Code.

         This Code is intended to promote:

              o honest and ethical conduct, including the ethical handling of conflicts of interest;
     ----------
     (1) Item 2 of Form N-CSR requires a registered management investment company to disclose annually whether, as of the end of the period covered by the report, that company has adopted a code of ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. If the registrant has not adopted such a code of ethics, the registrant must explain why the registrant has not done so. Under Item 2, the registrant also must: (1) file with the Securities and Exchange Commission a copy of the code as an exhibit to the registrant's annual report; (2) post the text of the code on the registrant's Internet website and disclose, in the registrant's annual report, the registrant's Internet address, and the fact that the registrant has posted the code on the registrant's Internet website; or
         (3) undertake in the registrant's most recently filed semi-annual report on Form N-CSR to provide to any person without charge, upon request, a copy of the code and explain the manner in which this request may be made. Disclosure also is required of amendments to, or waivers (including implicit waivers) from, a provision of the code in the registrant's annual report on Form N-CSR or on the registrant's website. If the registrant intends to satisfy the disclosure requirement by posting this information on the registrant's website, the registrant will be required to disclose the registrant's Internet address and this intention. Investment companies must make the disclosure discussed in this footnote regardless of whether these officers are employed by the registrant or a third party.

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              o   full, fair, accurate, timely, and understandable disclosure;

              o compliance with applicable laws and governmental rules and regulations;

              o the prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and

              o   accountability for adherence to the Code.

         DESIGNATED PERSONS UNDER THE CODE. As set forth in greater detail below, the Covered Officers shall report to either: (i) one of the officers of the Company set forth in Exhibit B (each hereinafter referred to as a "Gartmore Designated Person"); and/or (ii) a member of the Audit Committee of the Board of Trustees of the Company (each hereinafter referred to as an "Audit Committee Designated Person") (the "Gartmore Designated Person" and the "Audit Committee Designated Person" hereinafter referred to collectively as the "Designated Persons," and singly as the "Designated Person," as appropriate). See Exhibit B to this Code.

         ROLES AND RESPONSIBILITIES OF THE DESIGNATED PERSONS AND THE INDEPENDENT TRUSTEES. As discussed in greater detail below, given the seniority of the Covered Officers:

         i. the Gartmore Designated Person shall be responsible for conducting investigations of prospective and past conduct or activity by Covered Officers (other than the CEO of the Company) brought to the attention of the Gartmore Designated Person, and:

              a. with respect to such prospective conduct or activity, also shall be responsible for making a final determination whether or not such conduct or activity will violate this Code;

              b. with respect to such past conduct or activity, also shall be responsible for making a preliminary determination whether or not such conduct or activity has violated this Code; and

              c. with respect to such prospective and past conduct or activity, also shall be responsible for making a preliminary determination whether or not to grant a waiver(3) to the Covered Officer for such conduct or activity;

     ----------
     (2) Item 2 of Form N-CSR defines "waiver" as "the approval by the registrant of a material departure from a provision of the code of ethics" and "implicit waiver," which also must be disclosed in the Form N-CSR, as "the registrant's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer" of the registrant. See also Rule 3b-7 under the Securities Exchange At of 1934, as amended (17 C.F.R. Section. 240.3b-7).

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         ii.  the Gartmore Designated Person promptly shall report to the
              Trustees of the Company who are not "interested persons" of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act (hereinafter, the "Independent Trustees"):

              a. his or her preliminary determination whether or not any such past conduct or activity has violated this Code and any recommended sanction, as appropriate; and

              b. his or her preliminary determination whether or not any such prospective or past conduct or activity should be the subject of a waiver;

         iii. the Audit Committee Designated Person shall be responsible for conducting investigations of prospective and past conduct by the CEO of the Company brought to the attention of the Audit Committee Designated Person, and:

              a. with respect to such prospective conduct or activity, also shall be responsible for making a final determination whether or not such conduct or activity will violate this Code;

              b. with respect to such past conduct or activity, also shall be responsible for making a preliminary determination whether or not such conduct or activity has violated this Code; and

              c. with respect to such prospective and past conduct or activity, also shall be responsible for making a preliminary determination whether or not to grant a waiver to the CEO for such conduct or activity;

         iv. the Audit Committee Designated Person promptly shall report to the Independent Trustees:

              a. his or her preliminary determination whether or not any such past conduct or activity has violated this Code and any recommended sanction, as appropriate; and

              b. his or her preliminary determination whether or not any such prospective or past conduct or activity should be the subject of a waiver;

         v. the Independent Trustees shall be solely responsible for promptly determining whether or not: (a) to accept the preliminary

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              determinations made by the Designated Person with respect to past conduct or activity of the Covered Officer (including the CEO of the Company); and (b) to grant waivers under this Code -- and these determinations of the Independent Trustees shall be final;

         vi.  the Independent Trustees further shall be solely responsible for:

              a. taking all necessary and appropriate disciplinary or preventive action(s) (necessary and appropriate disciplinary or preventive action(s) may include a letter of censure, suspension, dismissal, or, in the event of criminal or other serious violations of law, notification to the SEC and/or appropriate law enforcement authorities) in regard to any existing, actual, or potential violation of this Code by any Covered Officer (including the CEO of the Company); and

              b. assuring that any changes to or waivers (or implicit waivers) of this Code, to the extent required, shall be disclosed on Form N-CSR, as provided by SEC rules; and

         vii. all determinations, both preliminary and final, made by the Designated Persons and Independent Trustees shall be in writing.

         NOT A 1940 ACT RULE 17J-1 CODE OF ETHICS. This Code is not adopted under, nor intended to serve as a basis for complying with the requirements of, Rule 17j-1 under the 1940 Act.

II.      COVERED OFFICERS SHOULD ACT HONESTLY AND CANDIDLY

         Each Covered Officer owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

         Each Covered Officer must:

              o act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Company's policies;

              o observe the letter of the laws and governmental rules and regulations, accounting standards, and Company policies;

              o   adhere to a high standard of business ethics; and

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              o   place the interests of the Company before the Covered
                  Officer's own personal interests.

         All activities of Covered Officers should be guided by and adhere to these standards.

III.     COVERED OFFICERS SHOULD HANDLE ETHICALLY
         ACTUAL AND APPARENT CONFLICTS OF INTEREST

         GENERAL PRINCIPLE. The 1940 Act is designed, in part, to address inherent conflicts of interest that exist in the management of an investment company's assets by a third party (i.e., the investment company's investment adviser). Similarly, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), addresses conflicts of interest faced by an investment adviser in the management of client assets. The principles set forth in this section relating to conflicts of interest reflect the fact that investment companies and investment advisers thereof already are subject to prohibitions on certain activities, including self-dealing, and substantial limitations regarding conflicts of interest by the 1940 Act and the Advisers Act and the SEC rules promulgated thereunder. In light of the existing structural, statutory, and regulatory environment for registered investment companies, a code of ethics broader than necessary to meet the new 2002 Act code of ethics requirement may be unnecessary. This Code, however, is intended to require the Covered Officers to adhere to the general principle of the Company's advisers that those persons responsible for managing other people's money should be held to the highest standards of integrity.

         GUIDING PRINCIPLES. A "conflict of interest" occurs when an individual's private interest interferes with the interests of the Company and the shareholders of the Company. A conflict of interest can arise when a Covered Officer has interests that may make it difficult to perform that Covered Officer's Company work objectively. For example, a conflict of interest would arise if a Covered Officer, or a member of the Covered Officer's family, receives improper personal benefits as a result of the Covered Officer's position in the Company. In addition, investment companies also should be sensitive to situations that create apparent, not actual, conflicts of interest. Service to the Company should never be subordinated to personal gain and advantage.

         Certain conflicts of interest covered by this Code arise out of the relationships between Covered Officers and the Company that already are subject to conflict of interest provisions in the 1940 Act and the Advisers Act. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of the status of Covered Officers as "affiliated persons" of the Company, as that term is defined at Section 2(a)(3) of the 1940 Act. Accordingly, as to the existing statutory and regulatory prohibitions on individual behavior, these prohibitions shall be deemed to be incorporated in this Code and, therefore, any violation of these prohibitions also shall be deemed to be a violation of the

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Code. Covered Officers, in all cases, must comply with applicable statutes and regulations.

         As to conflicts arising from, or as a result of the contractual relationship between, the Company and the investment adviser(s) of which the Covered Officers also are officers or employees, it is recognized by the Board of Trustees of the Company that, subject to each investment adviser's fiduciary duties to the Company, the Covered Officers, in the normal course of their duties (whether formally for the Company or for the adviser, or for both), shall be involved in establishing policies and implementing decisions which will have different effects on the investment adviser and the Company. The Board of Trustees of the Company recognizes that the participation of the Covered Officers in these activities is inherent in the contractual relationship between the Company and the investment adviser and is consistent with the expectation of the Board of Trustees of the Company of the performance by the Covered Officers of their duties as officers of the Company. In addition, it is recognized by the Board of Trustees of the Company that the Covered Officers also may be officers or employees of other investment companies advised by the same adviser and, accordingly, the principles of this paragraph shall further apply to the Covered Officers acting in these capacities as well.

         RESPONSIBILITIES OF COVERED OFFICERS: In accordance with these principles, each Covered Officer must:

              o   avoid conflicts of interest wherever possible;

              o   handle any actual or apparent conflict of interest ethically;

              o not use the Covered Officer's personal influence or personal relationships to influence investment decisions or financial reporting by an investment company whereby the Covered Officer would benefit personally to the detriment of the investment company;

              o not cause an investment company to take action, or fail to take action, for the personal benefit of the Covered Officer rather than for the benefit of said company;

              o not use knowledge of portfolio transactions made or contemplated for an investment company to profit or cause others to profit, by the market effect of these transactions;

              o as described in more detail below, discuss with a Gartmore Designated Person any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest; provided, however, that the CEO of the Company must discuss with an Audit Committee Designated Person any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest; and

              o report at least annually to the Company on the Company's "Trustees & Officers Questionnaire" any and all material transactions,

                                       -6-
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                  affiliations, or relationships that could reasonably be
                  expected to give rise to, or be related to, a conflict of interest.

         CONFLICT OF INTEREST SITUATIONS: Certain conflict of interest situations that always should be discussed by a Covered Officer with the appropriate Designated Person include the following:

              o any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his or her responsibilities with the Company;

              o service as a director on the board of any public or private company;

              o the receipt of any non-nominal or non de minimis gifts (i.e., gifts in excess of $500.00) from any company with which the Company has current or prospective business dealings;

              o the receipt of any entertainment from any company with which the Company has current or prospective business dealings, unless said entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

              o being in the position of supervising, reviewing, or having any influence on the job evaluation, pay, or benefit of any immediate family member;

              o any ownership interest in, or any consulting or employment relationship with, any of the Company's service providers, other than the Company's investment adviser or any of the Company's other affiliates; and

              o a direct or indirect financial interest in commissions, transaction charges, or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

         In addition, any activity or relationship that would present a conflict of interest for a Covered Officer also likely would present a conflict for the Covered Officer if a member of the Covered Officer's family engages in such an activity or has such a relationship.

IV.      DISCLOSURE

         Each Covered Officer is required to be familiar, and to comply, with the Company's disclosure controls and procedures in connection with the 2002 Act so that

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the Company's subject reports and documents filed with the SEC comply in all material respects with the applicable federal securities laws and SEC rules. In addition, each Covered Officer that has direct or supervisory authority regarding these SEC filings or the Company's other public communications, also should consult, to the extent appropriate within the Covered Officer's area of responsibility, with other Company officers and employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely, and understandable disclosure.

         Accordingly, each Covered Officer must:

              o familiarize himself or herself with the disclosure requirements applicable to the Company as well as with the business and financial operations of the Company; and

              o not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including, among others, the Company's internal auditors, independent directors, independent auditors, and governmental regulators and self-regulatory organizations.

V.       COMPLIANCE

         It is the Company's policy to comply with all applicable laws and governmental rules and regulations. It is the personal responsibility of each Covered Officer to adhere to the standards and restrictions imposed by these laws, rules, and regulations, including, among others, those laws, rules, and regulations relating to affiliated transactions, accounting, and auditing matters.

VI.      ACCOUNTABILITY, REPORTING, AND ENFORCEMENT RESPONSIBILITIES UNDER THE
         CODE

         RESPONSIBILITIES OF THE COVERED OFFICERS:   Each Covered Officer must:

              o upon receipt of the Code, sign and submit to the appropriate Designated Person an acknowledgment stating that the Covered Officer has received, has read, and understands the Code (see Exhibit C to this Code);

              o annually thereafter, submit a form to the appropriate Designated Person confirming that the Covered Officer has received, has read, and understands the Code and has complied with the requirements of the Code (see Exhibit D to this Code);

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              o   not retaliate against any employee, Designated Person, or
                  Covered Officer for reports of potential violations that are made in good faith; and

              o notify the appropriate Designated Person promptly if the Covered Officer becomes aware of any existing or potential violation of this Code (failure to notify the appropriate Designated Person under these circumstances is itself a violation of this Code).

         GENERAL RESPONSIBILITIES OF THE DESIGNATED PERSONS: Except as otherwise described herein, the Designated Person: (i) shall be responsible for applying this Code to specific situations in which questions are presented to the Designated Person; and (ii) has the authority to interpret this Code in any particular situation. The Designated Person shall take all actions that the Designated Person considers necessary and appropriate to investigate any existing, actual, or potential violations reported to the Designated Person.

         SPECIFIC ACCOUNTABILITY & REPORTING RESPONSIBILITIES: The Gartmore Designated Person and the Audit Committee Designated Person shall report, in writing, quarterly to the Independent Trustees all determinations, both preliminary and final, if any, made during the previous quarter.

         The Independent Trustees shall report, in writing, quarterly to the full Board of Trustees all actions taken under this Code with respect to the previous quarter:

         a. by the Gartmore Designated Person with respect to prospective conduct or activity of the Covered Officer (other than the CEO of the Company) and by the Audit Committee Designated Person with respect to prospective conduct or activity of the CEO; and

         b. by the Independent Trustees with respect to all other matters under this Code.

         AUTHORIZED CONSULTING PERSONS: In addition, the Designated Person, as appropriate, also is authorized to consult with the following other persons (hereinafter referred to collectively, with the Audit Committee of the Board of Trustees of the Company, as the "Authorized Consulting Persons"), and is encouraged to do so: (i) any Audit Committee Designated Person; (ii) the chairperson of the Nominating and Board Governance Committee of the Board of Trustees of the Company; (iii) the Independent Trustees of the Company; (iv) the "Lead" Independent Trustee of the Company; (v) the Board of Trustees of the Company; (vi) counsel to the Company; and/or (vii) counsel to the Independent Trustees.

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VII.     OTHER POLICIES AND PROCEDURES

         As noted above, this Code is not adopted under, nor intended to serve as a basis for complying with the requirements of, Rule 17j-1 under the 1940 Act (in regard to the reporting, disclosure, and preclearance of personal securities transactions and personal securities holdings, and to other related matters covered by Rule 17j-1 under the 1940 Act).

         The code of ethics of the Company and the code of ethics of the Company's investment advisers, each pursuant to Rule 17j-1 under the 1940 Act, and each as amended and reapproved from time to time, each sets forth more detailed policies and procedures that are separate requirements which apply to the Covered Officers and other persons, and are not part of this Code.

VIII.    AMENDMENTS

         This Code may not be amended except in written form, which amendments must be specifically approved by a majority vote of the Company's Board of Trustees, including a majority of the Independent Trustees of the Company's Board of Trustees.

IX.      CONFIDENTIALITY

         All reports and records prepared or maintained pursuant to this Code shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, these matters shall not be disclosed to anyone other than Designated Persons and Authorized Consulting Persons.

X.       INTERNAL USE

         This Code is intended solely for the internal use by the Company and does not constitute an admission, by or on behalf of the Company, as to any fact, circumstance, or legal conclusion.

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XI.      APPROVAL HISTORY

         This Code implements Section 406 of the Sarbanes-Oxley Act of 2002, and has been:

Nominating and Board Governance Committees:

         Initially approved and adopted by the Nominating and Board Governance Committees of the Boards of Trustees of the Gartmore Mutual Funds and Gartmore Variable Insurance Trust:

                  June 4, 2003

         Subsequently amended and restated by the Nominating and Board Governance Committees of the Boards of Trustees of the Gartmore Mutual Funds and Gartmore Variable Insurance Trust:

                  August 19, 2003

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Audit Committees:

         Initially approved, ratified, and adopted by the Audit Committees of the Boards of Trustees of the Gartmore Mutual Funds and Gartmore Variable Insurance Trust:

                  September 17, 2003

Boards of Trustees:

         Initially approved and adopted by the Boards of Trustees of the Gartmore Mutual Funds and Gartmore Variable Insurance Trust:

                  June 5, 2003

         Subsequently amended and restated by the Boards of Trustees of the Gartmore Mutual Funds and Gartmore Variable Insurance Trust:

                  September 18, 2003

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                                   EXHIBIT A:

                  "COVERED OFFICERS" UNDER THIS CODE OF ETHICS
                              (as of June 5, 2003)

         Paul J. Hondros                President & Chief Executive Officer,
                                        GMF and GVIT

         Gerald J. Holland              Treasurer & Chief Financial Officer,
                                        GMF and GVIT

         William Baltrus                Assistant Treasurer, GMF and GVIT

         Joseph Finelli                 Assistant Treasurer, GMF and GVIT

         Bryan C. Haft                  Assistant Treasurer, GMF and GVIT

         Michael Leonard                Assistant Treasurer, GMF and GVIT

         Brian J. O'Neill               Assistant Treasurer, GMF and GVIT

         Mary Lou Vitale                Assistant Treasurer, GMF and GVIT

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                                   EXHIBIT B:

                "DESIGNATED PERSONS" UNDER THIS CODE OF ETHICS(1)
                              (as of June 5, 2003)

                          "GARTMORE DESIGNATED PERSON"

                                    Each of:

         Eric E. Miller                 Secretary, GMF and GVIT

                  (Mr. Miller currently also serves as a Senior Vice President and the Chief Counsel for Gartmore Global Investments)


         Michael Krulikowski            Assistant Secretary, GMF and GVIT

                  (Mr. Krulikowski currently also serves as a Vice President and the Chief Compliance Officer for Gartmore Global Investments)


                       "AUDIT COMMITTEE DESIGNATED PERSON"

                       Each member of the Audit Committee
                    of the Board of Trustees of GMF and GVIT
                            shall be deemed to be an
                      "Audit Committee Designated Person."


(1) The Securities and Exchange Commission has indicated that any Designated Person of the Company "should have sufficient status within the company to engender respect for the code and the authority to adequately deal with the persons subject to the code regardless of their stature in the company."

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                                   EXHIBIT C:

                              INITIAL CERTIFICATION

                            GARTMORE MUTUAL FUNDS AND
                        GARTMORE VARIABLE INSURANCE TRUST
                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

To:      Eric E. Miller, Secretary, GMF and GVIT
         Michael Krulikowski, Assistant Secretary, GMF and GVIT


1. I hereby acknowledge receipt of the Gartmore Mutual Fund and Gartmore Variable Insurance Trust Code of Ethics for Senior Financial Officers (the "Code").

2. I have read and understand the Code, and I recognize that I am subject thereto in the capacity of a "Covered Officer."

3. I shall comply with the requirements of the Code, and shall disclose/report all violations or potential violations of the Code as required thereunder.

4. As of the date indicated below, I am not aware of any violations or potential violations of the Code.


                                        Signature:
                                                  -----------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                        Date Report Submitted:
                                                              -----------------

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                                   EXHIBIT D:

                              ANNUAL CERTIFICATION

                            GARTMORE MUTUAL FUNDS AND
                        GARTMORE VARIABLE INSURANCE TRUST
                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS


To:      Eric E. Miller, Secretary, GMF and GVIT
         Michael Krulikowski, Assistant Secretary, GMF and GVIT


1. I have read and understand the Gartmore Mutual Fund and Gartmore Variable Insurance Trust Code of Ethics for Senior Financial Officers (the "Code"), and I recognize that I am subject thereto in the capacity of a "Covered Officer".

2. I hereby certify that, during the year ended December 31, 200_, I have complied with the requirements of the Code and have reported all violations or potential violations required to be reported pursuant to the Code.


                                        Signature:
                                                  ------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        Date Report Submitted:
                                                              ------------------

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